January 19, 2016

Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania  17257

Ladies and Gentlemen:

We have acted as counsel to Orrstown Financial Services, Inc. (the “Company”) in connection with the Company’s registration statement on Form S-3 (as amended, the “Registration Statement”), including the prospectus that is a part of the Registration Statement (the “Prospectus”) filed with the Securities and Exchange Commission on December 18, 2015 under the Securities Act of 1933, as amended (the “Act”).  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company  of up to an aggregate of $100,000,000 of its: (i) one or more series of debt securities of the Company, whether senior or subordinated, (collectively, “Debt Securities”); (ii) shares of common stock, no par value, of the Company (“Common Stock”); (iii) shares of preferred stock, $1.25 par value, of the Company (“Preferred Stock”); (iv) warrants to purchase Common Stock or Preferred Stock of the Company (“Warrants”); (v) units comprised of one or more of the securities described above in any combination (the “Units”) and; (vi) any combination of the foregoing.  The Debt Securities, Common Stock, Preferred Stock, the Warrants and the Units that may be offered and sold by the Company are herein referred to as the “Securities.” This opinion letter is Exhibit 5.1 to the Registration Statement.

The Debt Securities consist of senior debt securities or subordinated debt securities and will be issued pursuant to an indenture, the form of which was filed as Exhibit 4.3 to the Registration Statement, as may be amended or supplemented from time to time (as amended or supplemented, the “Indenture”) between the Company as obligor and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as the warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).

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January 19, 2016

The Units may be issued pursuant to a unit agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Units), between the Company  and a financial institution as unit agent (the “Unit Agent”), as such unit agreement may be amended or supplemented from time to time (the “Unit Agreement”).

In connection with this opinion, we have examined the Registration Statement and the Indenture. We have also examined originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and we have undertaken no independent verification with respect thereto. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to independently verify such matters.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (iv) the Warrant Agent is in compliance, generally and with respect to acting as a trustee under the Warrant Agreement, with all applicable laws and regulations; and (v) the Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement.

To the extent that the obligations of the Company under Units may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Unit Agent is duly qualified to engage in the activities contemplated by the Unit Agreement; (iii) the Unit Agreement has been duly authorized, executed and delivered by

Orrstown Financial Services, Inc.
January 19, 2016

 the Unit Agent and constitutes the legally valid and binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms; (iv) the Unit Agent is in compliance, generally and with respect to acting as a trustee under the Unit Agreement, with all applicable laws and regulations; and (v) the Unit Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Unit Agreement.

Based on the foregoing, we are of the opinion that:

(a)           When (1) the board of directors of the Company (the “Board”) has adopted a resolution in form and substance as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired not exceeding 50,000,000 shares); (2) the Registration Statement and any required post-effective amendments thereto shall have been declared effective under the Act by order of the Commission; and (3) such shares are issued and delivered against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(b)           When (1) a series of Preferred Stock has been duly established in accordance with the terms of the Company’s articles of incorporation and applicable law; (2) the Board has adopted a resolution in form and content as required by applicable law and the Company’s articles of incorporation authorizing the issuance of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued or reserved for issuance and not duly and lawfully retired not exceeding 500,000 shares); (2) the Registration Statement and any required post-effective amendments thereto shall have been declared effective under the Act by order of the Commission; and (3) such shares are issued and delivered against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(c)           When (1) the Indenture has been duly executed and delivered by the Company and the Trustee, (2) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (3) the Registration Statement and any required post-effective amendments thereto shall have been declared effective under the Act by order of the Commission, and assuming that (A) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (B) Debt

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January 19, 2016

Securities as executed and delivered do not violate any law applicable to the Company, and (C) Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)           When (1) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (2) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (3) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act, and assuming that the (A) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (B) Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (C) Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e)           When (1) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent, (2) the Units have been established in accordance with the Unit Agreement (including, without limitation, the adoption by the Board of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Units including the other Securities that are components of such Units), duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (3) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act, and assuming that the (A) terms of the Units, including the terms of the Registered Securities which are components of such Units, executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (B) Units, including the Securities which are components of such Units, as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (C) Units, including the Securities which are components of such Units, as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body

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January 19, 2016

having jurisdiction over the Company, such Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the State of New York, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.
Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the laws in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.
Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief; and (vi) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

c.
We express no opinion as to (i) the effectiveness (A) of any waiver (whether or not stated as such) under Section 5.15 of the Indenture, or otherwise, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver

Orrstown Financial Services, Inc.
January 19, 2016

(whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of the Indenture or Warrant Agreement that may be construed as penalties or forfeitures; or (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture or Warrant Agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (ii) the validity, binding effect or enforceability of Section 1.12 of the Indenture or any provision of the Warrant Agreement related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or the Commonwealth of Pennsylvania or a federal district court sitting in the State of New York or the Commonwealth of Pennsylvania, in each case, applying the choice of law principles of the State of New York or the Commonwealth of Pennsylvania, respectively.

d.
Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

e.
We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Orrstown Financial Services, Inc.
January 19, 2016

f.
In addition, we express no opinion with respect to (i) compliance with laws relating to permissible rates of interest; or (ii) the creation, validity, perfection or priority of any security interest or lien.

We hereby consent to be named in the Registration Statement, the Prospectus and any supplement to the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Jones Walker LLP

JONES WALKER LLP